Exhibit 99.1

American Apparel Announces Developments Regarding Inspection by U.S. Immigration and Customs Enforcement

LOS ANGELES, July 01, 2009 -- American Apparel, Inc. (NYSE Amex: APP) announced that it received notice from U.S. Immigration and Customs Enforcement (“ICE”) that ICE has been unable to verify the employment eligibility of approximately 200 current American Apparel employees because of discrepancies in these employees’ records. Additionally, ICE notified the Company that based upon its review of government databases, approximately 1,600 other current employees of the Company do not appear to be authorized to work in the United States.

The notifications were the result of a previously disclosed inspection that ICE conducted on January 3, 2008, to determine American Apparel’s compliance with Section 274A of the Immigration and Nationality Act. American Apparel cooperated fully with the ICE inspection and had previously indicated in its filings with the Securities and Exchange Commission that results of the inspection were still pending. ICE’s notice provided no indication that American Apparel knowingly or intentionally hired any unauthorized immigrants.

Unless these employees, within a reasonable timeframe, are able to resolve the discrepancies in their work records, or present valid identification and employment eligibility documents that are subsequently verified by ICE, such employees will not be able to continue their employment at the Company. Because of the uncertainty regarding how many of these employees will have their work authorization ultimately verified by ICE, the Company is not able to accurately assess what impact the loss of employees will have on its operations. However, even if the Company were to lose substantially all of the employees identified by ICE (which represent approximately one-third of the 5,600 employees the Company employs in its manufacturing operations in the Los Angeles area), the Company does not currently believe that the loss of these employees would have a materially adverse impact on its financial results.

“Many of these employees, some of whom have worked at American Apparel for as long as a decade, have been responsible, hard-working employees who have made significant contributions to the Company’s growth and success,” said Dov Charney, CEO of American Apparel. “As a company that prides itself on being one of the last major apparel manufacturers still making clothing in the United States, at a ‘sweatshop free’ factory where we pay our garment workers some of the highest wages in the industry, it is the Company’s hope--and my personal hope as an immigrant myself--that these employees are able to confirm their work authorization so that they may continue to work at American Apparel. The Company remains very proud of its track record as an advocate for the comprehensive reform of the country’s immigration laws.”

It has been the Company’s policy to fully comply with its obligations to establish the employment eligibility of prospective employees under immigration laws, and the Company intends to continue its cooperation with the ICE inspection in all respects. Howard Shapiro, outside immigration counsel for American Apparel at Mitchell Silberberg & Knupp, stated: “In early 2008, our review of the Company’s policies and procedures with respect to the immigration laws found American Apparel to be in substantial compliance.”

Peter Schey, an attorney who has been representing American Apparel in ICE’s I-9 inspection, noted: “Unfortunately, companies like American Apparel do not have access to the government’s files that establish whether individuals are legally authorized to work in the United States, nor have they historically had access to reliable methods to discern the authenticity of identification documents presented by job applicants. Given the large number of people who are believed to reside in the United States without proper documentation, estimated by some to be as high as 12 million, a review of I-9 documents of any manufacturing or service business in areas with large immigrant communities would likely disclose a significant number of workers who used invalid documents to gain employment, regardless of an employer’s compliance with I-9 laws and rules.”

The Company believes that its current surplus levels of inventory and production capacity will mitigate the adverse impact of any disruption to its manufacturing activities that may potentially result from the loss of these employees. To the extent that the Company may need to hire replacement workers, the Company presently believes it would only need to hire for a fraction of those employees that would be terminated. The Company currently has a significant backlog of active job applications. As the ultimate impact on the Company is difficult to predict at this time, no assurances can be given as to how, if at all, the loss of a significant number of manufacturing employees will affect the Company’s business and operations.

The Company intends to cooperate with ICE to determine an appropriate timetable for the Company to complete an orderly verification of these employees’ identification and employment eligibility documents. The Company also intends to fully respect the rights of its employees during this process.

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of June 30, 2009, American Apparel employed approximately 10,000 people and operated over 270 retail stores in 19 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Austria, Belgium, France, Germany, Italy, the Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://www.americanapparel.com. Since as early as 2003, American Apparel has been a vocal proponent for the comprehensive reform of the immigration laws of the United States, through its “Legalize LA” campaign (http://www.legalize.la) and other venues.

Safe Harbor Statement

This press release may contain forward-looking statements which are based upon the current beliefs and expectations of our management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: changes in the level of consumer spending or preferences or demand for our products; increasing competition; our ability to hire and retain key personnel and our relationship with our employees; suitable store locations and our ability to attract customers to our stores; effectively carrying out and managing our growth strategy; failure to maintain the value and image of our brand and protect our intellectual property rights; declines in comparable store sales; seasonality; consequences of our significant indebtedness, including our ability to comply with our debt agreements, generate cash flow to service our debt; our ability to extend, renew or refinance our existing debt; costs of materials and labor; location of our facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation; compliance with or changes in laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business; our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; general economic and industry conditions, including worsening U.S. and foreign economic conditions and turmoil in the financial markets; and other risks detailed in our filings with the Securities and Exchange Commission, including our 2008 Annual Report on Form 10-K. Our filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
Glenn A. Weinman
Senior Vice President, General Counsel, and Secretary
213-488-0226 x1412